CUSIP No. 51476W107	13G	Page 1 2 of 12

Exhibit 2

MEMBERS OF A GROUP

Advent International Corporation

Sunley House Capital Management LLC

Sunley House Capital GP LLC

Sunley House Capital Master Fund Limited Partnership